Exhibit 99.1

WEYCO ANNOUNCES QUARTERLY DIVIDEND

          MILWAUKEE, April 25 /PRNewswire-FirstCall/ -- Weyco Group, Inc. (Nasdaq: WEYS), today announced that the Company’s Board of Directors declared a quarterly cash dividend of $.09 per share to all shareholders of record on June 1, 2006, payable July 1, 2006.  This represents a 29% increase over the previous quarterly dividend of $.07 per share.

          Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, Nunn Bush NXXT, Brass Boot, Stacy Adams and SAO by Stacy Adams.  The Company also operates a small number of retail stores in the U.S. and Europe.

SOURCE   Weyco Group, Inc.
          -0-                                                  04/25/2006
          /CONTACT: John Wittkowske, Senior VP and CFO of Weyco Group, Inc.,
+1-414-908-1880/
          /Web site:     http://www.weycogroup.com /
          (WEYS)